Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350 and in connection with the accompanying report on Form 10-Q for the period ended September 30, 2011 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Southwest Royalties Institutional Income Fund X-B, L.P. (the “Company”), hereby certifies that:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Mel G. Riggs
Mel G. Riggs
President and Chief Executive Officer
of Southwest Royalties, Inc., the
Managing General Partner of
Southwest Royalties Institutional Income Fund X-B, L.P.

November 14, 2011

/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and Chief Financial Officer
of Southwest Royalties, Inc., the
Managing General Partner of
Southwest Royalties Institutional Income Fund X-B, L.P.

November 14, 2011